Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. §1350
     The certification set forth below is being submitted in connection with the Quarterly Report on
Form 10-Q for the quarterly period ended June 30, 2011 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. § 1350.
     William E. Weaver, Jr., the Chief Financial Officer of Thomas & Betts Corporation (the “Corporation”), certifies that, to the best of his knowledge:
     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ William E. Weaver, Jr.

William E. Weaver, Jr.
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
Dated this 29th day of July, 2011.